UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2004

REDDY ICE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-110442-04	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 TRAVIS STREET, SUITE 170 DALLAS, TEXAS 75204
(Address of principal executive offices)

(214) 526-6740
(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS

Reddy Ice Group. Inc, a wholly-owned subsidiary of Reddy Ice Holdings, Inc., entered into the Second Amendment to Credit Agreement dated as of February 20, 2004, which amends the Credit Agreement, dated as of August 15, 2003, among Reddy Ice Group, Inc., the Lenders, the Co-Syndication Agents and the Lead Arrangers.  The primary effect of the Second Amendment was to reduce the Applicable Margin on Term Loans by 0.50%.  The Second Amendment is attached hereto as Exhibit 4.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

4.1	Second Amendment to Credit Agreement dated as of February 20, 2004 among Reddy Ice Group, Inc. and certain of the Lenders.
99.1	Press Release dated February 25, 2004.
99.2	Transcript of conference call held February 25, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 25, 2004, Reddy Ice Holdings, Inc. (the “Company”) issued a press release to announce (i) its financial results for the three month period ended December 31, 2003 and for the period from May 8, 2003 through December 31, 2003 and (ii) its earnings guidance for the three months ending March 31, 2004 and the twelve months ending December 31, 2004.  The Company also held a conference call on February 25, 2004 to further discuss its financial results and earnings guidance.  The press release and transcript of the conference call are contained in Exhibits 99.1 and 99.2 and are incorporated herein by reference.

The information in this Item 12 of Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  The information in this Item 12 of Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PACKAGED ICE, INC.

Date: March 3, 2004	By:	/s/ STEVEN J. JANUSEK
Steven J. Janusek
Chief Financial Officer